EXHIBIT 99.1

William Boor Elected to La-Z-Boy Incorporated’s Board of Directors

MONROE, Mich., Dec. 9, 2025—La-Z-Boy Incorporated (NYSE: LZB), a global leader in the retail and manufacture of residential furniture, today announced that William (Bill) Boor has joined the company’s Board of Directors, effective December 8, 2025.

“We are pleased to welcome Bill to our Board of Directors and look forward to his insights and contributions,” said Melinda Whittington, Board Chair, President and Chief Executive Officer. “With a long history of service as both a public company CEO and an independent director, Bill has a proven track record of driving transformational growth, strong governance, and servant leadership. These skillsets, combined with his expertise in leading a housing manufacturer and retailer will make him a valuable addition to our Board as we advance our Century Vision growth strategy.”

Mr. Boor is the President and Chief Executive Officer of Cavco Industries, Inc., a role he has held since 2019. Under his leadership, Cavco Industries, Inc.—a leading designer and producer of factory-built homes—has advanced a multi-year growth strategy focused on strategic brand acquisitions, organizational restructuring, enhanced digital marketing investments, and the implementation of an integrated value framework centered on operational excellence. Mr. Boor also spearheaded a comprehensive corporate culture transformation. He brings more than 17 years of board service to the company, including 11 years as an independent director. His extensive experience provides the Board with strong governance leadership and deep expertise in supply chain oversight. Previously, Mr. Boor held executive roles with public building materials, homebuilding, and mining companies.

“I’ve been very impressed by the team at La-Z-Boy and am honored to join the Board. I look forward to the work ahead, building on the company’s legacy and advancing its strategy to drive growth and value creation for all stakeholders,” said Mr. Boor.

Mr. Boor holds a Bachelor of Science in Chemical Engineering from Pennsylvania State University and a Master of Business Administration from Harvard Business School.

A full listing of the La-Z-Boy Incorporated Board of Directors can be found at: https://lazboy.gcs-web.com/corporate-governance/board-of-directors.

Media Contact:

Cara Klaer, Corporate Communications: (734) 598-0652; Cara.Klaer@la-z-boy.com
Mark Becks, Investor Relations: (734) 457-9538; Mark.Becks@la-z-boy.com

About La-Z-Boy Incorporated:

La-Z-Boy Incorporated (NYSE: LZB) is a leading vertically integrated retailer and manufacturer of high-quality, custom furniture that transforms the home. Founded on American heritage, the iconic La-Z-Boy brand has been synonymous with comfort, quality, and craftsmanship for nearly 100 years. As an end-to-end enterprise, the company manages every aspect of its business—from retail, manufacturing, and design to distribution and after-service care.

La-Z-Boy Incorporated brings timeless and modern furniture to life through a retail network of 370 La-Z-Boy stores, including 222 company-owned locations (including its most recent acquisition) and its digital platform at La-Z-Boy.com. Within the Wholesale segment, the company manufactures comfortable, high quality, custom furniture, with approximately 90% of its products produced in North America. Its Joybird® brand is an omnichannel retailer and manufacturer of modern, custom upholstered furniture, operating 15 U.S. stores (including recently opened Easton Town Center location). With a global team of about 11,000 employees, La-Z-Boy Incorporated was named No. 1 in the furniture category on Newsweek’s 2025 list of America’s Best Retailers and continues to shape the way people live by delivering the transformational power of comfort.

Cautionary Note Regarding Forward-Looking Statements:

This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, and our business and industry.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our Fiscal 2025 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

# # #
2